 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2006

Commission File Number	Registrant, State of Incorporation Address, and Telephone Number	I.R.S. Employer Identification No.

1-5324	NORTHEAST UTILITIES	04-2147929
(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

In 2005 and 2006, Northeast Utilities (NU) reported discontinued operations in quarterly reports on Form 10-Q as a result of meeting the accounting criteria requiring this presentation.  NU presented in quarterly reports on Form 10-Q the operating results of the following as discontinued operations:

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Select Energy Services, Inc. and its wholly owned subsidiaries HEC/Tobyhanna Energy Project, Inc. and HEC/CJTS Energy Center LLC;

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Select Energy Contracting, Inc. - New Hampshire (including Reeds Ferry Supply Co., Inc.), a division of Select Energy Contracting, Inc.;

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Woods Network Services, Inc.;

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Woods Electrical Co., Inc.;

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Northeast Generation Company (NGC); and

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The Mt. Tom generating plant owned by Holyoke Water Power Company.

As a result of the presentation of NGC and Mt. Tom as discontinued operations in the first quarter of 2006 and the requirement to present discontinued operations in prior period financial statements, NU is filing Exhibit 99.1 to this report on Form 8-K to conform certain financial information presented in its 2005 annual report on Form 10-K to the presentation of the discontinued operations in its first quarter 2006 report on Form 10-Q.

The changes to the prior period financial statements reflected in Exhibit 99.1 to this report on Form 8-K have no effect on NU’s net income originally reflected in those financial statements.  As Exhibit 99.1 to this report on Form 8-K conforms the financial information and disclosures in NU’s 2005 report on Form 10-K to reflect the discontinued operations, they should be read in conjunction with those periodic reports as originally filed with the Securities and Exchange Commission.

The financial statements reflected in Exhibit 99.1 to this report on Form 8-K have not been updated, other than for discontinued operations, through the time this filing is being made.  Accordingly, the first quarter 2006 report on Form 10-Q should be read in conjunction with this filing.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm

Exhibit 99

Exhibit 99.1

Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; and Financial Statements and Supplementary Data of NU for the year ended December 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES
(Registrant)
By: /s/ David R. McHale
Name: David R. McHale
Title: Senior Vice President and Chief Financial Officer

Date:  June 7, 2006

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